As filed with the Securities and Exchange Commission on April 16, 2008

Registration No. 333-142817

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM SB-2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

METRO BANCSHARES, INC.

(Name of small business issuer in its charter)

Georgia	6022	20-8825618
(State of Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

7475 Douglas Boulevard

Douglasville, Georgia 30135

(404) 354-0819

(Address and telephone number of principal executive offices)

7475 Douglas Boulevard

Douglasville, Georgia 30154

(Address of principal place of business or intended principal place of business)

Kenneth L. Barber

7475 Douglas Boulevard

Douglasville, Georgia 30135

(404) 354-0819

(Name, Address, and Telephone Number of Agent for Service)

With Copies to:

Robert C. Schwartz, Esq.

Smith, Gambrell & Russell, LLP

Suite 3100, Promenade II

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 815-3758

Approximate date of commencement of proposed sale to the public:     Not applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF UNSOLD SHARES

The sole purpose of this Post-Effective Amendment No. 1 to the Registration Statement of Metro Bancshares, Inc. (Commission File No. 333-142817) is to remove from registration the shares of Metro Bancshares’ common stock offered to the public that remained unsold at the end of the offering. Metro Bancshares sold a total of 2,452,347 shares of common stock in the offering which closed on March 21, 2008. The 347,653 shares that remained unsold at the close of the offering are hereby deregistered.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Douglasville, State of Georgia, on April 16, 2008.

METRO BANCSHARES, INC.

By:	/s/ Kenneth L. Barber
Kenneth L. Barber President and Chief Executive Officer (Principal Executive)

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Kenneth L. Barber	Director	April 16, 2008
Kenneth L. Barber

/s/ Johnny L. Blankenship*	Director	April 16, 2008
Johnny L. Blankenship

/s/ Douglas C. Davidson, Sr.*	Director	April 16, 2008
Douglas C. Davidson, Sr.

/s/ Allen K. DeNyse*	Director	April 16, 2008
Allen K. DeNyse

/s/ Eric L. Johnson*	Director	April 16, 2008
Eric L. Johnson

/s/ George F. Nemchik*	Director	April 16, 2008
George F. Nemchik

/s/ Paul David Orr*	Director	April 16, 2008
Paul David Orr

/s/ Dudley W. Spruill*	Director	April 16, 2008
Dudley W. Spruill

/s/ B. Neil Warren*	Director	April 16, 2008
B. Neil Warren

/s/ Eric J. Wilhelm*	Director	April 16, 2008
Eric J. Wilhelm

*/s/ Kenneth L. Barber
Kenneth L. Barber Attorney-in-fact